UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 25, 2024

Columbia Financial, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38456	22-3504946
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

19-01 Route 208 North, Fair Lawn, New Jersey 07410
(Address of principal executive offices)

(800) 522-4167
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value per share	CLBK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 25, 2024, Columbia Financial, Inc. (the “Company”), the parent company of Columbia Bank (the “Bank”), issued a press release announcing that Matthew Smith has been appointed as Senior Executive Vice President and Chief Operating Officer of the Company and the Bank effective as of November 25, 2024. The Company previously disclosed the retirement of E. Thomas Allen, Jr., the current Senior Executive Vice President and Chief Operating Officer of the Company and the Bank, effective as of January 31, 2025.

Mr. Smith, age 41, served as the Chief Digital Banking Officer and Head of Enterprise Product, Marketing and Transformation at Webster Bank from February 2022 until November 2024. Prior to that time, Mr. Smith served as Head of Digital Banking and Banking as a Service at Sterling National Bank from January 2020 to February 2022 (when Sterling National Bank was acquired by Webster Bank) and Chief Product and Marketing Strategy Officer of Sterling National Bank from October 2017 to January 2020.

There are no family arrangements between Mr. Smith and any director or executive officer of the Company or the Bank, and there are no arrangements or understandings with any person pursuant to which Mr. Smith has been selected to serve as Senior Executive Vice President and Chief Operating Officer of the Company and the Bank. Except as described herein, there have been no transactions directly or indirectly involving Mr. Smith that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K of the Securities and Exchange Commission.

A copy of the press release announcing Mr. Smith’s appointment as Senior Executive Vice President and Chief Operating Officer is included as Exhibit 99.1 hereto and is incorporated herein by reference.

Employment Agreement with the Company and the Bank

Effective as of his appointment as Senior Executive Vice President and Chief Operating Officer, Mr. Smith entered into a two-year employment agreement with the Company and the Bank. On April 1, 2025, the term of the employment agreement will be extended through April 1, 2027, and on April 1, 2026, and each April 1st thereafter the term of the agreement will be extended by 12 months, in each case unless the disinterested members of the Board of Directors of the Company and the Bank or Mr. Smith shall have provided notice to the other party at least 60 days before such date that the term shall not be extended.

The employment agreement provides that Mr. Smith will receive an initial base salary of $410,000, to be reviewed annually by the Compensation Committee of the Board of Directors (the “Compensation Committee”), and a sign-on bonus of $75,000. In addition to base salary, the agreement provides that Mr. Smith will be eligible to participate in the short-term and long-term incentive compensation plans of the Company and the Bank. Mr. Smith will also be entitled to participate in any fringe benefit arrangements made available to the Company’s and the Bank’s executive leadership team. In addition, the agreement provides for reimbursement of reasonable travel and other business expenses incurred in connection with the performance of Mr. Smith’s duties.

Under the employment agreement, subject to approval by the Compensation Committee, Mr. Smith will be granted equity awards in March 2025 under the Company’s 2019 Equity Incentive Plan, as set forth in the Company’s 2025 Long Term Incentive Program with a target opportunity of 60% of Mr. Smith’s 2025 base salary, which will consist of a mix of performance-vested restricted stock, time-vested restricted stock and time-vested nonqualified stock options. In addition, for the completed fiscal year commencing on January 1, 2025, and each other completed fiscal year commencing during the term of the employment agreement, Mr. Smith will have the opportunity to earn an annual bonus pursuant to the Bank’s Performance Achievement Incentive Program or any successor plan thereto (the “PAIP”), as the terms of the PAIP may be revised from time to time, based on achievement of annual performance goals established by the Board of Directors of the Bank in its discretion with a target amount determined annually based on review of market data for similarly situated executives (a “Target Bonus”). For the year commencing January 1, 2025, Mr. Smith’s Target Bonus will be equal to 60% of his base salary as in effect on the effective date of the employment agreement, subject to approval of the Compensation Committee in December 2024.

Termination Without Cause. If Mr. Smith’s employment is terminated by the Company or the Bank during the term of the employment agreement, without cause, but excluding termination for cause or due to death or disability, Mr. Smith will be entitled to a payment equal to one times the sum of: (i) his annual base salary plus (ii) his target annual bonus in effect on the termination date. If Mr. Smith timely and properly elects continued Bank-provided group health plan coverage under the Consolidated Omnibus Reconciliation Act of 1985, as amended (“COBRA”), the Bank will reimburse Mr. Smith the amount equal to the monthly COBRA premium paid by Mr. Smith for such coverage less the active employee premium for such coverage for a period of 12 months or such lesser period as may be required under COBRA.

Termination Without Cause or Resignation for Good Reason Upon a Change in Control. If Mr. Smith’s employment is terminated during the term of the employment agreement by the Company or the Bank without cause, including a resignation for good reason (as defined in the agreement), within 24 months after a change in control (as also defined in the agreement), Mr. Smith will be entitled to a payment equal to a multiple of two times the sum of: (i) his annual base salary (or his base salary in effect immediately before the change in control, if higher) plus (ii) his annual target bonus (or his target bonus in effect immediately before the change in control, if higher). The severance payment shall also include a sum equal to prior year bonus in a lump sum on the date on which the annual bonus would have been paid to Mr. Smith but for Mr. Smith’s termination of employment. In addition, Mr. Smith shall receive a lump sum payment equal to the cost of providing continued medical, vision and dental coverage for 24 months following termination less the active employee charge for such coverage in effect on the termination date.

Termination as a Result of Disability or Death. Under the employment agreement, if Mr. Smith’s employment terminates as a result of disability, the employment agreement will terminate and Mr. Smith will receive an amount equal to one times the sum of his base salary and target bonus in effect on the termination date less the amount expected to be paid to Mr. Smith under the Bank’s long term disability plan. If Mr. Smith dies while employed, (i) he will remain entitled to life insurance benefits pursuant to the Bank’s plans, programs, arrangements, and practices in this regard and (ii) the Bank will pay to his designated beneficiary an amount equal to one time the sum of Mr. Smith’s base salary and target bonus in effect on the termination date.

The Company will file a copy of the employment agreement as an exhibit to its Annual Report on Form 10-K for the year ending December 31, 2024.

Item 9.01 Financial Statements and Exhibits

        (d) Exhibits

Exhibit Number	Description
99.1	Press release dated November 25, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Date:	November 25, 2024	/s/Dennis E. Gibney
Dennis E. Gibney
Senior Executive Vice President and Chief Financial Officer

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